UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Continental Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 11, 2008. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available at www.proxyvote.com: Notice of Annual Meeting and Proxy Statement and 2007 Annual Report to Stockholders. To view this material, have the 12-digit Control #(s) available. If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy. Please make the request for a copy as instructed below on or before May 28, 2008 to facilitate timely delivery. To request material: Internet: www.proxyvote.com **Email: sendmaterial@proxyvote.com Telephone: 1-800-579-1639 **If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. CONTINENTAL AIRLINES, INC. To vote now by Internet, go to WWW.PROXYVOTE.COM. CONTINENTAL AIRLINES, INC. Use the Internet to transmit your voting instructions and for electronic 1600 SMITH ST. delivery of information up until 11:59 P.M. Eastern Time the day before 15 FL HQSLG the meeting date. Have your notice in hand when you access the web HOUSTON, TX 77002 site and follow the instructions. adjournment of the meeting. A ballot will be provided to any stockholder of record upon request at the meeting. A stockholder beneficially holding shares in street name may only vote those shares in person at the meeting if the stockholder obtains a legal proxy from the broker, bank, trustee or other nominee that holds the shares of record giving the beneficial stockholder the right to vote the shares. Even a stockholder planning to attend the meeting should vote in advance of the meeting to ensure that the stockholder’s vote will be counted if the holder later decides not to attend. Please see instructions above to vote now by Internet. R1CAI1

Meeting Location The Annual Meeting for holders as of April 15, 2008 is to be held on June 11, 2008 at 10:00 A.M. Local Time at: The Crowne Plaza Hotel 1700 Smith Street Houston, TX 77002 FOR MEETING DIRECTIONS PLEASE CALL: 713-739-8800 DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS The Crowne Plaza Hotel, 1700 Smith Street, Houston, Texas 77002 (713) 739-8800 Traveling South on I-45, from Bush Intercontinental Airport (IAH) Take I-45 South. Take the Dallas/Pierce exit (Exit 47D) on to Heiner Street, and stay to the left. Exit Jefferson Street and proceed 1/10th of a mile to Brazos Street. The hotel will be on the left past Brazos Street. Traveling South on Hwy 59, from Bush Intercontinental Airport (IAH) Take Highway 59 Southbound. Take the George R. Brown Convention Center/Downtown Destinations/ Jackson Street exit onto N. Jackson Street, proceed 3 blocks and turn right on Congress Street. Follow Congress Street 11 blocks and turn left on Smith Street. Follow Smith Street 12 blocks to Pease Street. The hotel will be on the right past Pease Street. Traveling North on I-45, from South Houston Take I-45 North. Take the Scott Street/Downtown Destinations exit (Exit 45), proceed approximately two miles and take the Pease Street exit. Follow Pease Street 18 blocks to Smith Street. The hotel will be on the left past Smith Street. R1CAI2

Voting items OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSALS 3, 4 AND 5. 1. Election of Directors Nominees: 01) Kirbyjon H. Caldwell 06) George G. C. Parker 02) Lawrence W. Kellner 07) Jeffery A. Smisek 03) Douglas H. McCorkindale 08) Karen Hastie Williams 04) Henry L. Meyer III 09) Ronald B. Woodard 05) Oscar Munoz 10) Charles A. Yamarone 2. Ratification of Appointment of Independent Registered Public Accounting Firm OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 3, 4 AND 5. 3. Stockholder Proposal Related to Political Activities 4. Stockholder Proposal Related to Allowing Holders of 10% of the Common Stock to Call Special Meetings 5. Stockholder Proposal Related to Stockholder Approval of Certain Severance Agreements R1CAI3

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